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            Exhibit 23 - Consent of Independent Public Accountants


[LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]



                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT



We consent to the inclusion of our report dated January 30, 1998, with respect to the consolidated balance sheets of Keystone Heritage Group, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1997, which report appears in the Form 8-K of Fulton Financial Corporation dated May 21, 1998.

                                                 KPMG Peat Marwick LLP

May 21, 1998